Exhibit 99.1

Media Contact:    Stevi Wara
Diamond Resorts Corporation
Tel: 702.823.7069; Fax: 702.684.8705
media@diamondresorts.com

Investors:    Erica Bartsch
Sloane & Company
Tel: 212-446-1875
ebartsch@sloanepr.com

Diamond Resorts International Completes Acquisition of Gold Key Resorts and Delivers More Exciting Vacation Destinations

Expands its offerings on the East Coast adding two new locations and six new resorts

LAS VEGAS, Nev., (October 19, 2015) – Diamond Resorts International, Inc. (NYSE:DRII), announced today that it has completed the previously disclosed acquisition of the vacation ownership business of Gold Key Resorts, adding five vacation ownership resorts in Virginia Beach, VA and one in the Outer Banks, NC. The acquisition adds two new East Coast locations to Diamond Resorts, bringing its global portfolio to a total of 99 managed resorts.

David Palmer, President and Chief Executive Officer, Diamond Resorts International, said, “We are pleased to have completed this acquisition, which expands our presence on the East Coast and brings to Diamond Resorts a large owner base. We are confident that we can further accelerate the profitable growth of the Gold Key business through synergies and innovation. We look forward to providing these new vacation destination choices to our members, owners and guests, providing them with more opportunities to Stay Vacationed, and helping them create memorable vacation experiences in Virginia Beach and the Outer Banks.”

Similar to the rest of Diamond Resorts’ North America and Caribbean business, virtually all of Gold Key Resorts’ sales are to customers in the United States and Canada and transacted in U.S. dollars. This addition will enhance existing North American and Caribbean operations, which account for more than 90% of Global VOI Sales.

Virginia Beach, an East Coast vacation hotspot, boasts the Virginia Beach Boardwalk, a three mile, 28-foot wide icon dating back to 1888, which has been named in the top “Best American Boardwalks” by USA Today Weekend, Discovery Channel, Southern Living and Coastal Living. With proximity to the boardwalk, Gold Key's properties offer easy access to all the entertainment and recreation offerings in Virginia Beach. The property in Kitty Hawk, NC was purchased in 2014 and is undergoing extensive improvements to reposition it as a world-class, all--season resort destination in the Outer Banks.

The Gold Key resorts are in the following locations:

•	Beach Quarters Resort in Virginia Beach, VA

•	Turtle Cay Resort in Virginia Beach, VA

•	Boardwalk Resort and Villas in Virginia Beach, VA

•	Ocean Beach Club Resort in Virginia Beach, VA

•	Oceanaire Resort in Virginia Beach, VA

•	Beachwoods in Kitty Hawk, NC

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the closing of the transaction discussed in this release and the performance of the acquired business.  These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995.  These statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or other similar statements, but these words are not the exclusive means for identifying such statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those in the forward-looking statements include: general economic conditions, the economic environment for the hospitality industry, our ability to maintain an optimal inventory of vacation ownership interests, and risks associated with this acquisition, including any difficulty in integrating operations and personnel, disruption of ongoing business and increased expenses, as well as the risks described in Diamond’s filings with the United States Securities and Exchange Commission including Diamond’s Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K.  Given the risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.  These forward-looking statements are made only as of the date hereof.  Except as expressly required by the federal securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

About Diamond Resorts International®
Diamond Resorts International® (NYSE: DRII), with its network of more than 330 vacation destinations located in 34 countries throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, South America, Central America, Europe, Asia, Australasia and Africa, provides guests with choice and flexibility to let them create their dream vacation, whether they are traveling an hour away or around the world. Our relaxing vacations have the power to give guests an increased sense of happiness and satisfaction in their lives, while feeling healthier and more fulfilled in their relationships, by enjoying memorable and meaningful experiences that let them Stay Vacationed.™

Diamond Resorts International® manages vacation ownership resorts and sells vacation ownership points that provide members and owners with Vacations for Life® at over 330 managed and affiliated properties and cruise itineraries.

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